{EXHIBIT 10.19


                             CONSULTING AGREEMENT


      CONSULTING AGREEMENT (this "Agreement") made as of the 23RD day of February, 1996 by and between ALAN SONNENBERG, residing at the address indicated following his signature below (hereinafter referred to as the "Consultant"), and CAI WIRELESS SYSTEMS, INC., a Connecticut corporation having its principal place of business at 18 Corporate Woods Boulevard, Third Floor, Albany, New York (hereinafter referred to as the "Company").

      .     ENGAGEMENT AND TERM.  The Company hereby engages the Consultant and the Consultant hereby accepts engagement by the Company subject to the provisions of this Agreement for a term commencing on the date hereof and ending on the thirty-month anniversary of this Agreement (the "Consulting Period") at which time this Agreement, if not earlier terminated as provided below, shall terminate.

      .     DUTIES OF THE CONSULTANT.  The Consultant is hereby retained by the
Company in the capacity of Consultant to consult and advise, by telephone or in person, with the officers, directors, employees and other representatives of the Company with respect to the Company's business and operations. Consultant shall at all times faithfully, industriously and to the best of his skill, ability, experience and talent, perform all of those duties of a responsible nature and not inconsistent with this position as Consultant that may be required of Consultant pursuant to the express and implied terms hereof.

      .     INDEPENDENT CONTRACTOR.

            ()    Consultant shall at all times be deemed an independent
contractor and not an employee or agent of the Company. Consultant shall have no power or authority by virtue of his capacity as Consultant to act on behalf or in the name of the Company or to bind the Company.

            ()    Consultant shall be wholly responsible for the payment of all federal, state and local income, social security, sales and other taxes with respect to Consultant's compensation and services under this Agreement.

      .     COMPENSATION.  For his services during the Consulting Period, the
Company shall pay Consultant an annual fee of $75,000 less any fees paid by the Company to the Consultant for the Consultant's services as a director of the Company (the "Consulting Fee"). The Consulting Fee shall be payable in accordance with the Company's normal business practices or in such other amounts and at such other times as the parties may mutually agree.

      .     TERMINATION.

          () UPON NOTICE. The Consultant and the Company may terminate this Agreement at any time upon notice one to the other.

            () PAYMENT IN CERTAIN TERMINATIONS. Upon the voluntary termination of this Agreement by Consultant, or upon the termination of this Agreement by the Company following a termination of the Consultant as an employee of CS Wireless Systems, Inc. ("CS") for "Cause" under Consultant's Employment Agreement with CS dated as of the date hereof, the Company's obligation to pay the Consulting Fee for any period after the date of termination shall cease; provided that, in the event of a voluntary termination by Consultant of his employment with CS under circumstances where he continues to receive his Base Salary, Consultant shall continue to be entitled to receive the Consulting Fee hereunder for the same period not to exceed six months.

      .     EXPENSES.   During the Consulting Period, the Company shall
reimburse Consultant for the reasonable business expenses approved in advance by the Company incurred by Consultant in the course of performing his services for the Company hereunder in accordance with the procedures then in place for such reimbursement.

      .     NOTICES.  Any notice permitted or required hereunder shall be deemed sufficient when hand-delivered or mailed by certified mail, postage prepaid, and addressed if to the Company at the address indicated above and if to the Consultant at the address indicated below (or to such other address as may be provided by notice).

      .     MISCELLANEOUS.  This Agreement (i) together with the Nondisclosure
Agreement dated as of September 29, 1995 between the parties, constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, including any prior or existing employment agreement with the Company and such employment agreement shall be of no further force and effect, (ii) may not be assigned by Consultant without the prior written consent of the Company, and (iii) may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

      .     AMENDMENT.  This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

      .     SEVERABILITY.  The provisions of this Agreement are severable.  The invalidity of any provision shall not affect the validity of any other provision.

      .     GOVERNING LAW.  This Agreement shall be construed and regulated in all respects under the laws of the State of New York.

      IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                                    CAI WIRELESS SYSTEMS, INC.



                                    By   /S/ JARED E. ABBRUZZESE
                                      Name: Jared E. Abbruzzese
                                      Title:   Chairman and Chief Executive
                                             Officer


                                    CONSULTANT:



                                         /S/ ALAN SONNENBERG
                                    Name:    Alan Sonnenberg
                                    Address:



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